SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 24, 2018

TYG SOLUTIONS CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-55657	46-2645343
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

550 West C Street, Suite 2040 San Diego, CA	92101
(Address of principal executive offices)	(Zip Code)

(760) 607-8268

(Registrant’s telephone number, including area code)

(Former name if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01Entry into a Material Definitive Agreement.

On July 24, 2018, TYG Solutions Corp., a Delaware corporation (“TYYG”), issued 75 shares of TYYG’s Series A Preferred Stock and 75 shares of TYYG’s Series B Preferred Stock to accredited investors.  The rights, preferences and restrictions of the Series A Preferred Stock and Series B Preferred Stock are governed by their respective certificates of designation which were previously filed with the Securities and Exchange Commission pursuant to TYYG’s Amendment No. 1 to Current Report on Form 8-K on May 24, 2018 (the “Prior 8-K”).  As disclosed in the Prior 8-K, the holders of a majority of Series A Preferred Stock holders are entitled to elect up to four (4) directors to TYYG’s Board of Directors (the “Board”) and the holders of a majority of Series B Preferred Stock holders are entitled to elect up to three (3) directors to TYYG’s Board.

In addition, also on July 24, 2018, TYYG entered into a stock purchase agreement with an accredited investor pursuant to which it sold 2,030,000 shares of TYYG common stock to the investor in exchange for aggregate gross proceeds of $203,000.  Prior to the closing of the stock purchase agreement, 2,030,000 shares of TYYG common stock were surrendered to TYYG by certain stockholders.

Item 3.02Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

The issuance of the shares of TYYG’s capital stock is exempt from registration under the Securities Act of 1933, as amended (the “Act”), in reliance on exemptions from the registration requirements of the Act in transactions not involved in a public offering pursuant to Section 4(a)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TYG SOLUTIONS CORP

Dated: July 30, 2018	By:	/s/ Robert Malasek
Name: Robert Malasek
Director